Exhibit 99.1

HMS HOLDINGS CORP. REPORTS THIRD QUARTER 2014 RESULTS

•                  GAAP EPS of $0.08 and Adjusted EPS of $0.14 per share

•                  Commercial Market Revenue Increased 18 % Y/Y

•                  State Government Market Revenue Increased 21% Y/Y

•                  Medicaid Coordination of Benefits Revenue Increased 29% Y/Y

•                  Total Operating Expenses Declined $6 Million or 6% Y/Y

IRVING, TEXAS, November 4, 2014—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for its third quarter ended September 30, 2014. Net income for the quarter was $7.0 million or $0.08 per fully diluted share, compared to net income of $6.0 million or $0.07 per fully diluted share in the prior quarter and $11.5 million or $0.13 per fully diluted share in the prior year third quarter. Adjusted EPS was $0.14 per share, compared to $0.14 per share in the prior quarter and $0.20 per share in the prior year third quarter.  Total revenue was $113.8 million compared to $112.6 million in the prior quarter and $127.8 million in the prior year third quarter, which included $33.0 million of Medicare RAC revenue compared to $1.4 million in the current quarter.

“The growth trajectory established in the first half of this year continued through the third quarter, driven largely by ongoing Medicaid expansion and our heightened focus on commercial market opportunities,” said Bill Lucia, President and CEO. “We have added approximately 7.9 million new Medicaid lives to our customer database this year, including approximately 3.4 million in the third quarter. Though we will not see the full benefit of this enrollment increase until future quarters, the substantial year-over-year increases in commercial and state government market revenues reflect the positive impact of ACA-driven Medicaid expansion.”

“The revenue impact of new commercial business sold and implemented in previous quarters is reflected in third quarter commercial revenues which increased 18% compared to the prior year quarter,” added Lucia. “Commercial growth this year is coming from the sale of our products to new commercial customers and expanded product penetration within our current customer base. We now serve over 215 health plans and in the third quarter sold additional products to current customers covering approximately two million commercial lives.”

Total revenue of $112.4 million in the third quarter, excluding Medicare RAC revenue, was 7% higher than the prior quarter. Commercial market revenue in the quarter was $44.6 million, compared to $37.8 million in the prior year quarter; State Government market revenue was $60.1 million, compared to $49.7 million in the prior year quarter; and Federal and Other non-Medicare RAC revenue was $7.8 million, compared to $7.2 million in the prior year quarter.

The Company’s coordination of benefits (COB) products accounted for 76% of total revenue in the quarter. COB revenue from both commercial and government clients was $86.6 million, an increase of 29% compared to the prior year third quarter revenue of $67.0 million.

“Our general focus on operating expense reduction and specific attention to process improvement initiatives continued to show benefits in the quarter, as our total operating expenses were down approximately $6 million or 6% year-over-year. Operating expenses declined approximately $13.5 million through the first nine months of 2014, excluding a decline of approximately $3 million in amortization, compared to the comparable period last year,” said Jeff Sherman, Chief Financial Officer. “Our successful cost reduction efforts, combined with profitable growth in both our commercial and state government markets, have resulted in year-to-date expansion of our operating margin, excluding Medicare RAC, and put us on track to meet our full-year goal. We also anticipate reaching our full-year revenue growth target of 10—11%, excluding Medicare RAC revenue,” added Sherman.

Q3 2014 Conference Call

HMS will report its third quarter 2014 financial and operating results at 7:30 a.m. CT/8:30 a.m. ET on Tuesday, November 4, 2014.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at (877) 303-7208.  International participants can listen to the call at (224) 357-2389.

The webcast will be archived for replay on the HMS Investor Relations website at http://investor.hms.com/events.cfm. The replay will be available at approximately 11:00 a.m. CT/12:00 p.m. ET on November 4, 2014.

The HMS Form 10-Q for the quarter ended September 30, 2014 will be filed and available on our website at http://investor.hms.com on or about November 10, 2014, and will contain additional information about our results of operations for the fiscal year to date. This press release and the interim financial statements contained herein are also available at http://investor.hms.com.

About HMS Holdings Corp.

HMS Holdings Corp., through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS clients include health and human services programs in more than 45 states and the District of Columbia; commercial payers, including group health plans, Medicare Advantage Plans, more than 160 Medicaid managed care plans, and employers; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the Company’s services, clients recovered over $3 billion in 2013 and saved billions more through the prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes for these adjustments. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to:  variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; our ability to retain clients or the loss of one or more major clients, including through our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the risk that guidance may not be achieved including but not limited to the risk that we may not achieve non-Medicare margin expansion; the risk that HMS will not receive a contract award for any current or future procurement or reprocurement or that either or both may be delayed; the risk of negative or reduced growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; the risk that CMS may not support the RAC program, may change the RAC program and reduce future fees, and may require repayment of certain prior fees; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; our ability to successfully integrate our acquisitions; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or client reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available at www.hms.com under the “Investor Relations” tab.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Revenue	$113,796	$127,754	$331,064	$370,170

Cost of services:
Compensation	42,375	48,007	133,541	138,023
Data processing	9,825	9,688	29,223	27,974
Occupancy	4,467	4,363	13,115	13,766
Direct project costs	9,878	10,790	27,464	36,329
Other operating costs	6,810	6,035	18,208	20,325
Amortization of acquisition related software and intangibles	7,160	7,899	21,480	24,587
Total cost of services	80,515	86,782	243,031	261,004

Selling, general & administrative expenses	19,341	19,689	53,738	52,249
Total operating expenses	99,856	106,471	296,769	313,253

Operating income	13,940	21,283	34,295	56,917

Interest expense	(1,961)	(2,318)	(5,979)	(10,097)
Other income, net	—	—	—	799
Interest income	11	18	47	36
Income before income taxes	11,990	18,983	28,363	47,655
Income taxes	5,040	7,475	12,022	18,751

Net income and comprehensive income	$6,950	$11,508	$16,341	$28,904

Basic income per common share:
Net income per share - basic	$0.08	$0.13	$0.19	$0.33

Diluted income per common share:
Net income per share - diluted	$0.08	$0.13	$0.19	$0.32

Weighted average common shares:
Basic	87,736	87,830	87,660	87,551
Diluted	88,233	89,167	88,145	88,998

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share and per share amounts)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$120,193	$93,366
Accounts receivable, net of allowance for doubtful accounts of $979 and $916, and estimated allowance for appeals of $7,327 and $13,939 at September 30, 2014 and December 31, 2013, respectively	169,123	171,726
Prepaid expenses	10,276	12,942
Prepaid income taxes	—	6,792
Other current assets	2,678	489
Total current assets	302,270	285,315

Property and equipment, net	116,945	123,006
Goodwill	361,468	361,468
Intangible assets, net	79,740	95,312
Deferred financing costs, net	7,478	9,041
Other assets	4,335	4,460
Total assets	$872,236	$878,602

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$41,008	$37,123
Acquisition related contingent consideration	534	945
Income taxes payable	9,841	—
Deferred tax liabilities	3,430	6,326
Estimated liability for appeals	34,915	41,852
Total current liabilities	89,728	86,246

Long-term liabilities:
Deferred rent	4,616	724
Revolving credit facility	197,796	232,796
Other liabilities	3,103	3,874
Deferred tax liabilities	46,492	52,523
Total long-term liabilities	252,007	289,917
Total liabilities	341,735	376,163

Commitments and Contingencies

Shareholders’ equity:
Preferred stock - $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 125,000,000 shares authorized;
94,288,648 shares issued and 87,762,343 shares outstanding at September 30, 2014;
93,826,453 shares issued and 87,300,148 shares outstanding at December 31, 2013	940	936
Capital in excess of par value	308,234	296,517
Retained earnings	266,341	250,000
Treasury stock, at cost: 6,526,305 shares at September 30, 2014 and December 31, 2013	(45,014)	(45,014)
Total shareholders’ equity	530,501	502,439
Total liabilities and shareholders’ equity	$872,236	$878,602

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine months ended September 30,
	2014	2013
Operating activities:
Net income and comprehensive income	$16,341	$28,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	24,459	23,274
Amortization of intangibles	15,572	18,485
Amortization of deferred financing costs	1,563	2,556
Stock-based compensation expense	9,095	8,749
Excess tax benefit from exercised stock options	(870)	(5,154)
Deferred income taxes	(9,322)	(6,178)
Allowance for doubtful accounts	(6,549)	8,454
Change in fair value of contingent consideration	17	23
Loss on disposal of fixed assets	191	186
Changes in operating assets and liabilities:
Accounts receivable	9,152	(23,184)
Prepaid expenses	2,666	1,175
Prepaid income taxes	7,662	4,160
Other current assets	(2,189)	(89)
Other assets	125	16
Income taxes payable	9,841	—
Accounts payable, accrued expenses and other liabilities	8,978	1,966
Estimated liability for appeals	(6,937)	11,861
Net cash provided by operating activities	79,795	75,204

Investing activities:
Purchase of short-term investments	—	(21,460)
Purchases of land, property and equipment	(16,594)	(18,272)
Investment in common stock	—	(500)
Investment in capitalized software	(2,726)	(2,951)
Net cash used in investing activities	(19,320)	(43,183)

Financing activities:
Repayment of term loan	—	(8,750)
Proceeds from revolving credit facility	—	4,046
Payment of financing fees related to revolving debt	—	(2,915)
Repayment of revolving credit facility	(35,000)	(60,000)
Payments on contingent consideration	(428)	—
Payments on capital lease obligations	(1,241)	(1,291)
Proceeds from exercise of stock options	3,279	7,381
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,128)	(1,498)
Excess tax benefit from exercised stock options	870	5,154
Net cash used in financing activities	(33,648)	(57,873)
Net increase (decrease) in cash and cash equivalents	26,827	(25,852)
Cash and cash equivalents at beginning of period	93,366	135,227
Cash and cash equivalents at end of period	$120,193	$109,375

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$3,541	$24,090
Cash paid for interest	$4,438	$7,666
Supplemental disclosure of noncash activities:
Accrued property and equipment purchases	$974	$1,040
Equipment purchased through capital leases	$20	$2,401

Certain reclassifications were made to prior period amounts to conform to the current period presentation.

HMS HOLDINGS CORP. AND SUBSIDIARIES

(in thousands, except per share amounts)

(unaudited)

Reconciliation of Net income to EBITDA and adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense (adjusted EBITDA) was $30.3 million for the third quarter of 2014, a decrease of $7.5 million or 19.9% over the same period a year ago. Adjusted EBITDA for the first nine months of 2014 was $83.4 million, a decrease of $24.8 million or 22.9% year over year.

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income	$6,950	$11,508	$16,341	$28,904
Net interest expense	1,950	2,300	5,932	10,061
Income taxes	5,040	7,475	12,022	18,751
Depreciation and amortization, net of deferred financing costs, included in net interest expense	13,485	13,916	40,031	41,759
Earnings before interest, taxes, depreciation and amortization (EBITDA)	27,425	35,199	74,326	99,475

Stock-based compensation expense	2,865	2,627	9,095	8,749
Adjusted EBITDA	$30,290	$37,826	$83,421	$108,224

Reconciliation of Net income to GAAP EPS and Adjusted EPS

As summarized in the following table, earnings per share adjusted for stock-based compensation expense and amortization of intangibles and for the related taxes (adjusted EPS) was $0.14 for the third quarter of 2014, no change from the second quarter of 2014 and a decrease of 30.0% over the same period a year ago. Adjusted EPS for the first nine months of 2014 was $0.39, a decrease of 29.1% over the first nine months of 2013.

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net income	$6,950	$11,508	$16,341	$28,904
Stock-based compensation expense, net of tax	1,662	1,592	5,239	5,311
Amortization of intangibles, net of tax	4,153	4,787	12,372	14,924
Subtotal	$12,765	$17,887	$33,952	$49,139

Weighted average common shares, diluted	88,233	89,167	88,145	88,998

Diluted GAAP EPS	$0.08	$0.13	$0.19	$0.32
Diluted adjusted EPS	$0.14	$0.20	$0.39	$0.55

Effective tax rate	42.0%	39.4%	42.4%	39.4%